Exhibit 99.2O


Selected unaudited quarterly financial data for the fiscal year
2001 is summarized below:

2001
(Dollars in Millions     First    Second Third  Fourth Total
Except Per Share Amounts)   Quarter Quarter Quarter  Quarter
Year

Segment sales to customers
Consumer                 1,631   1,530  1,609   1,551  6,320
Pharmaceutical           3,489   3,864  3,677   3,820 14,851
Med Dev & Diag           2,735   2,785  2,772   2,854 11,146
Total sales              7,855   8,179  8,058   8,225 32,317

Cost of products sold    2,311   2,372  2,396   2,502  9,581
Gross margin             5,544   5,807  5,662   5,723 22,736
Selling, Marketing and
 administrative expenses 2,666   2,802  2,703   3,089 11,260
Research expense           759     829    899   1,104  3,591
Interest (income)
 expense, net             (92)     (70)   (67)   (74)  (303)
Other (income) expense,
 net                       (6)     117     19      55    185
In-process R&D               -       -      -     105    105
    Total Expenses       3,327   3,678  3,554   4,279 14,838
Earnings before provision
 for taxes on income     2,217   2,129  2,108   1,444  7,898
Provision for taxes
 on income                 665     647    579     339  2,230
Net Earnings             1,552   1,482  1,529   1,105  5,668

Net earnings per
 share (diluted)         $0.50    0.48   0.49    0.36   1.84
Effective tax rate       30.0%    30.4%  27.5%  23.5%  28.2%
Average shares outstanding -
 Diluted               3,106.7 3,110.53,110.9 3,121.23,099.3

Earnings excluding Restructuring/IPR&D charges:
 Earnings before provision
  for taxes on income    2,217   2,238  2,146   1,549  8,150
 Net Earnings            1,552   1,584  1,553   1,210  5,899
 Net earnings per share
 (Diluted)                0.50    0.51   0.50    0.39   1.91